Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 14, 2011 relating to the consolidated financial statements of Global Earth Energy, Inc. and subsidiaries, (the“Company”) included in its Annual Report on Form 10-K for the fiscal year ended August 31, 2011 filed with the Securities and Exchange Commission on December 14, 2011.

/s/ M&K CPAS, PLLC

Houston, Texas

June 7, 2012